             [LETTERHEAD OF WILLKIE FARR & GALLAGHER APPEARS HERE]




September 9, 1996


Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607

Ladies and Gentlemen:

We have acted as counsel to Martin Marietta Materials, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-08895), as amended (the "Registration Statement"), relating to the 37,350,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"), to be offered by Lockheed Martin Corporation in exchange for shares of its common stock.

We have examined copies of the Articles of Incorporation and By-Laws of the Company, as amended, the Registration Statement, resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the State of New York and the federal law of the United States. As to matters governed by North Carolina law, we have relied solely upon the opinion of Robinson, Bradshaw & Hinson, P.A., a copy of which is enclosed herewith.

Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of North Carolina.

     2. The Shares have been legally issued and are fully paid and non-assessable.

Martin Marietta Materials, Inc.
September 9, 1996
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Offering Circular -- Prospectus included as part of the Registration Statement under the heading "Legal Matters". In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/Willkie Farr & Gallagher

        [LETTERHEAD OF ROBINSON, BRADSHAW & HINSON, P.A. APPEARS HERE]

                               September 9, 1996



Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607

Attention: Mr. Stephen P. Zelnak, Jr.


Ladies and Gentlemen:

     We have served as North Carolina counsel to Martin Marietta Materials, Inc. (the "Company"), and are providing this opinion letter to you at your request in connection with the preparation and filing by the Company of a registration statement on Form S-4, Registration No. 333-08895 (the "Registration Statement"), with the Securities and Exchange Commission. A copy of this opinion letter is also being provided to Willkie Farr & Gallagher counsel assisting you in the preparation of the Registration Statement with the understanding that Willkie Farr & Gallagher will rely upon this opinion letter in providing its opinion to be filed as an exhibit to the Registration Statement.

     We have examined the articles of incorporation and the bylaws of the Company, as incorporated by reference as Exhibits 3.01 and 3.02 to the Registration Statement, respectively, all corporate proceedings relating to the authorization, issuance and sale of the 37,350,000 shares of Common Stock of the Company, $.01 par value, held in by Lockheed Martin Corporation (the "Shares") and such other documents and records as we have deemed necessary in order to enable us to render this opinion.

     Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina; and

     2. The Shares have been legally issued and are fully paid and nonassessable.

Martin Marietta Materials, Inc.
September 9, 1996
Page 2

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     We hereby consent to be named in the Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares.

                                Sincerely yours,

                                ROBINSON, BRADSHAW & HINSON, P.A.

                                /s/ Stephen M. Lynch

                                Stephen M. Lynch

SML:mer
cc:     Willkie Farr & Gallagher
        Attention:  Michael A. Schwartz